UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 28, 2008

ESCALADE, INCORPRATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290

(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1334

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 28, 2008, after reviewing recommendations from the Compensation Committee, the independent members of the Board of Directors approved the following annual base salaries for key executives of the Company for 2008:

Officer	Title	Annual Base Salary

Robert Keller	President and CEO	$300,000
Terry Frandsen	VP Finance, CFO	$187,000
Robert Griffin	Chairman of Board	$ 53,500

In addition to base salaries, the Compensation Committee’s recommendation on the issuance of Restricted Stock Units (“RSU”) was approved by the independent directors of the Board of Directors. Each RSU represents a contingent right to receive one share of Escalade, Inc. common stock and were granted pursuant to the Escalade, Incorporated 2007 Incentive Plan. RSUs vest at the end of three years provided certain market conditions are met. The number RSUs granted to each officer is as follows:

Officer	Title	Annual Base Salary

Robert Keller	President and CEO	25,000
Terry Frandsen	VP Finance, CFO	12,000

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

99.1	Form of Restricted Stock Unit Agreement utilized in Restricted Stock Unit grants on February 29, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf in Wabash, Indiana by the undersigned hereunto duly authorized.

Date: March 03, 2008	ESCALADE, INCORPORATED

By: /s/ Terry D. Frandsen

Vice President and Chief Financial Officer